Exhibit 99.3

ACLARIS THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

These unaudited pro forma condensed combined financial statements of Aclaris Therapeutics, Inc. (“Aclaris” or the “Company”) are presented to illustrate the estimated effects of the acquisition of RHOFADE (oxymetazoline hydrochloride) cream, 1% from Allergan Sales, LLC (“Allergan”) pursuant to the Asset Purchase Agreement  dated as of October 15, 2018 (“APA”),  the $30 million borrowing  under the Loan and Security Agreement with Oxford Finance LLC dated as of October 15, 2018 (the “Loan Agreement”), and the sale of common stock pursuant to an underwriting agreement dated as of October 17, 2018 (collectively, the “Transactions”).  See “Note 1. Description of the Transactions” below for more information on the Transactions.

These unaudited pro forma condensed combined financial statements have been presented for informational purposes only.   These unaudited pro forma condensed combined financial statements present how the combined financial statements of the Company may have appeared had the Transactions occurred at earlier dates.  The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are presented for informational purposes only as if the Transactions had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is presented for informational purposes only as if the Transactions had occurred on September 30, 2018.  These unaudited pro forma combined financial statements are not necessarily indicative of what the combined financial position or results of operations would have been had the Transactions been completed as of the date indicated.  In addition, these unaudited pro forma condensed combined financial statements do not project the future financial position or operating results of the combined company.

These unaudited pro forma condensed combined financial statements include adjustments that are directly attributable to the Transactions, are factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the financial results of the combined company.  These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes as well as the following information:

•

the audited consolidated financial statements and related notes of the Company for the year ended December 31, 2017, which are included in the Company’s 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2018;

•

the unaudited condensed consolidated financial statements and related notes of the Company for the nine months ended September 30, 2018, which are included in the Company’s Quarterly Report on Form 10-Q filed with the SEC, on November 6, 2018;

•

the audited special purpose financial information for the RHOFADE product comprised of the special purpose statement of assets acquired and liabilities assumed as of December 31, 2017, the special purpose statement of revenues and direct expenses for the year ended December 31, 2017, and the related notes, filed as Exhibit 99.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K filed on December 3, 2018 (“Form 8-K/A”); and

•

the unaudited special purpose financial information for the RHOFADE product comprised of the special purpose statement of assets acquired and liabilities assumed as of September 30, 2018 and December 31, 2017, the special purpose statement of revenues and direct expenses for the nine months ended September 30, 2018 and 2017, and the related notes, filed as Exhibit 99.2 to the Company’s Form 8-K/A.

These unaudited pro forma condensed combined financial statements have been prepared by the Company as an asset acquisition in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 805-50.  As an asset acquisition, the cost to acquire assets is allocated to individual assets or liabilities assumed based upon their relative fair values.    The accounting for the acquisition of RHOFADE is based upon valuations that are preliminary and are subject to change (see Note 1 for additional information).  Differences between these preliminary amounts and the final accounting, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The historical financial information for RHOFADE was prepared in accordance with SEC Rule 3-05 of Regulation S-X (“Rule 3-05”) for inclusion in these unaudited pro forma condensed combined financial statements.  The Company received a waiver from the SEC, and accordingly, statements of assets acquired and liabilities assumed, and statements of revenues and direct expenses have been prepared for the RHOFADE historical financial information for purposes of complying with Rule 3-05.  The RHOFADE historical financial information is not intended to be a complete presentation of financial position, results of operations, or cash flows for RHOFADE in accordance with accounting principles generally accepted in the United States.

In addition, these unaudited pro forma condensed combined financial statements presented here do not include any revenue growth, cost savings or operating synergies that the combined company may achieve, as well as any integration costs or other incremental costs that may be necessary in order to achieve revenue growth or operating synergies.

ACLARIS THERAPEUTICS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

(In thousands, except share and per share data)

	As of September 30, 2018

	Aclaris Historical	RHOFADE Historical	Term Loan Adjustment	[a]	Equity Financing Adjustment	[b]	Acquisition Adjustments		Aclaris Pro Forma Combined
		(Note 4)
Assets
Current assets:
Cash and cash equivalents	$26,590	$—	$29,912		$100,248		$(67,174)	[c]	$89,576
Marketable securities	107,681	—	—		—		—		107,681
Accounts receivable, net	1,033	—	—		—		—		1,033
Inventory	1,044	315	—		—		578	[d]	1,937
Prepaid expenses and other current assets	9,171	2,220	—		—		(2,220)	[e]	9,171
Total current assets	145,519	2,535	29,912		100,248		(68,816)		209,398
Property and equipment, net	4,409	—	—		—		—		4,409
Intangible assets	7,292	386,221	—		—		(319,940)	[f]	73,573
Goodwill	18,504	—	—		—		—		18,504
Other assets	452	—	—		—		—		452
Total assets	$176,176	$388,756	$29,912		$100,248		$(388,756)		$306,336
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,735	$—	$—		$—		$—		$13,735
Accrued expenses	8,545	—	—		—		—		8,545
Total current liabilities	22,280	—	—		—		—		22,280
Contingent consideration	5,244	3,900	—		—		(3,900)	[g]	5,244
Long-term debt	—	—	29,912		—		—		29,912
Other liabilities	1,775	—	—		—		—		1,775
Deferred tax liability	549	—	—		—		—		549
Total liabilities	29,848	3,900	29,912		—		(3,900)		59,760
Stockholders’ Equity:
Preferred stock	—	—	—		—		—		—
Common stock	—	—	—		—		—		—
Additional paid‑in capital	400,066	—	—		100,248		—		500,314
Accumulated other comprehensive loss	(116)	—	—		—		—		(116)
Accumulated deficit	(253,622)	—	—		—		—		(253,622)
Total stockholders’ equity	146,328	—	—		100,248		—		246,576
Total liabilities and stockholders’ equity	$176,176	$3,900	$29,912		$100,248		$(3,900)		$306,336

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ACLARIS THERAPEUTICS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2018

(Unaudited)

(In thousands, except share and per share data)

	Nine Months Ended September 30, 2018

	Aclaris Historical	RHOFADE Historical	Term Loan Adjustment		Acquisition Adjustments		Aclaris Pro Forma Combined
		(Note 4)
Revenues:
Product sales, net	$2,043	$10,523	$—		$—		$12,566
Contract research	3,379	—	—		—		3,379
Other revenue	1,000	—	—		—		1,000
Total revenue, net	6,422	10,523	—		—		16,945
Cost of revenue (excludes amortization of product rights and contingent consideration)	3,341	905	—		—		4,246
Amortization of product rights	—	21,148	—		(16,177)	[h]	4,971
Change in contingent consideration	—	(7,900)	—		7,900	[g]	—
Gross profit	3,081	(3,630)	—		8,277		7,728
Operating expenses:
Research and development	43,472	1,725	—		—		45,197
Sales and marketing	35,030	5,564	—		(213)	[i]	40,381
General and administrative	20,955	390	—		—		21,345
Total operating expenses	99,457	7,679	—		(213)		106,923
Loss from operations	(96,376)	(11,309)	—		8,490		(99,195)
Other income (expense), net	2,189	—	(2,282)	[j]	—		(93)
Net loss	$(94,187)	$(11,309)	$(2,282)		$8,490		$(99,288)

Net loss per share, basic and diluted	$(3.04)						$(2.43)
Weighted average common shares outstanding, basic and diluted	30,938,026						40,879,776	[l]

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ACLARIS THERAPEUTICS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

(Unaudited)

(In thousands, except share and per share data)

	Year Ended December 31, 2017

	Aclaris Historical	RHOFADE Historical	Term Loan Adjustment		Acquisition Adjustments		Aclaris Pro Forma Combined
		(Note 4)
Revenues:
Product sales, net	$—	$12,317	$—		$—		$12,317
Contract research	1,683	—	—		—		1,683
Other revenue	—	—	—		—		—
Total revenue, net	1,683	12,317	—		—		14,000
Cost of revenue (excludes amortization of product rights and contingent consideration)	1,207	1,692	—		—		2,899
Amortization of product rights	—	26,801	—		(20,173)	[h]	6,628
Change in contingent consideration	—	(69,550)	—		69,550	[g]	—
Gross profit	476	53,374	—		(49,377)		4,473
Operating expenses:
Research and development	39,790	12,427	—		(8,450)	[g]	43,767
Sales and marketing	13,769	45,692	—		2,433	[i]	61,894
General and administrative	19,340	437	—		—		19,777
Total operating expenses	72,899	58,556	—		(6,017)		125,438
Loss from operations	(72,423)	(5,182)	—		(43,360)		(120,965)
Other income (expense), net	2,070	—	(3,051)	[j]	—		(981)
Loss before income taxes	(70,353)	(5,182)	(3,051)		(43,360)		(121,946)
Benefit from income taxes [k]	(1,830)	—	—		—		(1,830)
Net loss	$(68,523)	$(5,182)	$(3,051)		$(43,360)		$(120,116)

Net loss per share, basic and diluted	$(2.44)						$(3.16)
Weighted average common shares outstanding, basic and diluted	28,102,386						38,044,136	[l]

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ACLARIS THERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1. Description of the Transactions

Asset Purchase Agreement with Allergan

On November 30, 2018, Aclaris Therapeutics, Inc. (the “Company”) completed the acquisition of RHOFADE (oxymetazoline hydrochloride) cream, 1% from Allergan Sales, LLC (“Allergan”) pursuant to the Asset Purchase Agreement dated as of October 15, 2018 (the “APA”).  Pursuant to the APA, the Company acquired the worldwide rights to RHOFADE, which includes an exclusive license to certain intellectual property for RHOFADE, as well as additional intellectual property.

At the closing of the acquisition the Company paid Allergan total cash consideration of $66,074,  consisting of $59,574 paid to Allergan and $6,500 placed in escrow.  The Company has also agreed to pay Allergan a one-time payment of $5,000 upon the achievement of a specified development milestone related to the potential development of an additional dermatology product.  In addition, the Company has agreed to pay Allergan specified royalties, ranging from a mid-single digit percentage to a mid-teen percentage of net sales, subject to specified reductions, limitations and other adjustments, on a country-by-country basis until the date that the patent rights related to a particular product, such as RHOFADE, have expired or, if later, ten years from the closing date of the acquisition.  In addition, the Company has agreed to assume the obligation to pay specified royalties and milestone payments under agreements with Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc.  Members of the Company’s management team, including Neal Walker, Frank Ruffo, Christopher Powala and Stuart Shanler, as well as Stephen Tullman, the chairman of the Company’s board of directors, are former stockholders of Vicept Therapeutics, Inc., and Dr. Shanler is also a current member of Aspect Pharmaceuticals, LLC.  In their capacities as current or former holders of equity interests in these entities, these individuals may be entitled to receive a portion of the potential future payments payable by the Company.

Loan Agreement with Oxford

On October 15, 2018, the Company and its wholly owned subsidiaries Confluence Discovery Technologies, Inc. and Aclaris Life Sciences, Inc. (together, the “Borrowers”) entered into a Loan and Security Agreement (“Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company (“Oxford”).  The Loan Agreement provides for up to $65,000 in term loans (the “Term Loan Facility”).  Of the $65,000, the Company borrowed $30,000 on October 31, 2018.  The remaining $35,000 is available to be borrowed until the earlier of March 31, 2019 or an event of default.  Should the Borrowers not draw all of the Term Loan Facility, or if the Borrowers repay the entirety of the amount drawn during the applicable draw timeframe, the Borrowers will be required to pay a non-utilization fee equal to 1.0% of the undrawn portion of the Term Loan Facility.

The Loan Agreement provides for interest only payments until November 1, 2021, followed by 24 consecutive equal monthly payments of principal and interest starting on November 1, 2021 and continuing through the maturity date of October 1, 2023.  All unpaid principal and interest will be due and payable on the maturity date.  The Loan Agreement provides for an interest rate equal to the greater of (i) 8.35% and (ii) the 30-day U.S. LIBOR rate plus 6.25%.  The Loan Agreement also provides for a final payment fee equal to 5.75% of the original principal amount of the term loans drawn under the Term Loan Facility, which final payment is due on October 1, 2023 or upon the prepayment of the facility or the acceleration of amounts due under the facility as a result of an event of default.

October 2018 Public Offering

On October 17, 2018, the Company entered into an underwriting agreement pursuant to which the Company issued and sold 9,941,750 shares of common stock under registration statements on Form S-3, including the underwriters’ full exercise of their option to purchase additional shares.  The shares of common stock were sold to the public at a price of $10.75 per share, for gross proceeds of $106,874.  The Company paid underwriting discounts and commissions of $6,412 to the underwriters, and incurred $214 of expenses, in connection with the offering.    The net offering proceeds received by the Company, after deducting underwriting discounts and commissions and offering expenses, were $100,248.

2. Basis of Presentation

The acquisition of RHOFADE has been accounted for by the Company as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 805-50, rather than as a business combination.  As an asset acquisition, the cost to acquire the group of assets is allocated to the individual assets acquired or liabilities assumed based on their relative fair values.  The relative fair values of identifiable tangible and intangible assets assumed from the acquisition of RHOFADE are based on a preliminary estimate of fair value using assumptions that the Company believes are reasonable.  The Company accounted for the acquisition of RHOFADE as an asset acquisition because substantially all of the fair value of the assets acquired is concentrated in a single asset, the RHOFADE intangible product rights.  ASC 805-10-55-5A, which sets forth a screen test, provides that if substantially all of the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the assets acquired are not considered to be a business.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from this report, as is permitted by such rules and regulations.

3.  Assets Acquired in Connection with the RHOFADE Transaction

The following table summarizes the aggregate amount paid for the assets acquired by the Company in connection with the acquisition of  RHOFADE:

November 30,
2018
(In thousands)
Cash paid to Allergan at closing	$59,574
Cash deposited in escrow at closing	6,500
Transaction costs	1,100
Total purchase price of assets acquired	$67,174

The following table summarizes the allocation of the aggregate amount paid in connection with the acquisition of RHOFADE based upon the relative fair value of the assets acquired:

November 30,
2018
(In thousands)
Inventory (i)	$893
Intangible assets, net (ii)	66,281
Total assets acquired	$67,174

(i)	The relative fair value of acquired finished goods inventory was estimated by adjusting the anticipated selling price for the costs to sell as well as an appropriate profit on selling activities.

(ii)

These unaudited pro forma condensed combined financial statements include estimated identifiable intangible assets representing marketed product rights for RHOFADE, which have a relative fair value of $66,281.  These product rights will be amortized on a straight-line basis over a period of 10 years.

4.  RHOFADE Historical Financial Information

These unaudited pro forma condensed combined financial statements include revenues and direct expenses associated with the assets acquired and liabilities assumed which have been derived from special purpose financial information and should be read in conjunction with the following information:

•	the audited special purpose financial information for the RHOFADE product comprised of the special purpose statement of assets acquired and liabilities assumed as of December 31, 2017, the special purpose statement of revenues and direct expenses for the year ended December 31, 2017, and the related notes, filed as Exhibit 99.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K filed on December 3, 2018 (“Form 8-K/A”); and

•

the unaudited special purpose financial information for the RHOFADE product comprised of the special purpose statement of assets acquired and liabilities assumed as of September 30, 2018 and December 31, 2017, the special purpose statement of revenues and direct expenses for the nine months ended September 30, 2018 and 2017, and the related notes, filed as Exhibit 99.2 to the Company’s Form 8-K/A.

The RHOFADE historical financial information includes $2,220 of samples that have been included in prepaid expenses and other current assets on the unaudited pro forma condensed combined balance sheet.

The RHOFADE historical financial information includes a $61,100 reduction in total direct expenses related to contingent consideration accretion and fair value adjustments for the year ended December 31, 2017.  The Company included $(69,550) and $8,450 in change in contingent consideration and research and development, respectively, in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017.

5. Pro Forma Adjustments

The following pro forma adjustments have been reflected in these unaudited pro forma condensed combined financial statements:

[a]Term loan adjustment – Includes an adjustment of $30,000 to add the amount borrowed under the Loan Agreement partially offset by $88 of deferred financing costs.

[b]Equity financing adjustment – adjustment to add the net proceeds received from the sale of common stock.

[c]Cash and cash equivalents – Comprised of total cash consideration of $67,174, including $59,574 paid to Allergan at closing, $6,500 placed in escrow, and total estimated transaction costs of $1,100.

[d]Inventory – Adjustment of $578 to record the relative fair value of the inventory acquired from Allergan.    The fair value of finished goods inventory acquired was estimated using net selling price less the costs of disposal and a reasonable profit for the disposal efforts.    Raw material has been valued at current replacement cost, which approximated Allergan’s carrying value.

[e]Prepaid expenses and other current assets – Adjustment to eliminate the historical cost of samples which the Company expenses immediately upon receipt.

[f]Intangible assets – Includes an adjustment of $(319,940) to eliminate the historical cost of the Allergan intangible assets and to record the relative fair value of the intangible asset for the RHOFADE product rights acquired by the Company.  As noted in Note 4 of the unaudited special purpose financial information for the RHOFADE product filed as Exhibit 99.2 to the Company’s Form 8-K/A, the RHOFADE intangible asset was reviewed for impairment by Allergan under a held-and-used model.   As of September 30, 2018, no impairment was noted by Allergan under step 1 of the impairment testing model as the undiscounted pre-tax cash flows over RHOFADE’s useful life exceeded its carrying value.

[g]Contingent consideration,  change in contingent consideration and research and development – As a result of the Company accounting for the acquisition of RHOFADE as an asset acquisition, these  adjustments eliminate Allergan’s historical liability for contingent consideration, as well as changes in contingent consideration which are considered non-recurring.  FASB ASC Topic 450 requires the Company to recognize a liability for contingent consideration when a payment becomes probable.  The Company has not recognized a liability for contingent consideration because it determined payment was not probable of occurring as of September 30, 2018.

[h]Amortization of product rights:

•

The nine months ended September 30, 2018 includes an adjustment of $(21,148) to eliminate the amortization expense related to Allergan’s historical intangible asset value partially offset by an adjustment of $4,971 to record amortization expense related to the intangible asset for the RHOFADE product rights acquired by the Company.

•

The year ended December 31, 2017 includes an adjustment of $(26,801) to eliminate the amortization expense related to Allergan’s historical intangible asset value partially offset by an adjustment of $6,628 to record amortization expense related to the intangible asset for the RHOFADE product rights acquired by the Company.

[i]Sales and marketing - Adjustment to reclassify the historical cost of samples which the Company expenses immediately upon receipt.

[j]Other income (expense), net – Adjustment reflects the increase in interest expense related to the borrowing under the Loan Agreement.  The variable interest rate used to calculate the increase in interest expense was based upon the terms of the Loan Agreement.  An increase of 1/8th % in interest rates would result in approximately $38 of additional interest expense on an annualized basis.

[k]Provision for (benefit from) income taxes – As a result of the Company’s history of net losses and full valuation allowance on its deferred income taxes, the income tax effect of the pro forma adjustments assumes an effective tax rate of 0%, and accordingly, the pro forma adjustments do not include any amounts for income taxes.

[l]Weighted average common shares outstanding, basic and diluted – Includes an adjustment to add 9,941,750 shares issued by the Company in the October 2018 public offering.